Amkor Technology Reports Financial Results for the Third Quarter 2024

TEMPE, Ariz. -- October 28, 2024 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights
•Net sales $1.86 billion, up 27% sequentially
•Gross profit $272 million, operating income $149 million
•Net income $123 million, earnings per diluted share $0.49
•EBITDA $309 million

“Amkor delivered third quarter revenue of $1.86 billion, up 27% sequentially, driven by strong demand for our Advanced SiP technology to support the Communications and Consumer end markets,” said Giel Rutten, Amkor’s president and chief executive officer. “During the quarter we focused on executing steep production ramps for several high-volume products and further strengthened key partnerships with leaders in the industry to ensure resilient regional supply chains.”

Quarterly Financial Results

($ in millions, except per share data)	Q3 2024	Q2 2024	Q3 2023
Net sales	$1,862	$1,461	$1,822
Gross margin	14.6%	14.5%	15.5%
Operating income	$149	$82	$167
Operating income margin	8.0%	5.6%	9.1%
Net income attributable to Amkor	$123	$67	$133
Earnings per diluted share	$0.49	$0.27	$0.54
EBITDA (1)	$309	$247	$333

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

At September 30, 2024, total cash and short-term investments was $1.5 billion, and total debt was $1.1 billion.

The company paid a quarterly dividend of $0.07875 per share on September 23, 2024. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.
Business Outlook

The following information presents Amkor’s guidance for the fourth quarter 2024 (unless otherwise noted):

•Net sales of $1.60 billion to $1.70 billion
•Gross margin of 13.5% to 15.5%
•Net income of $70 million to $110 million, or $0.28 to $0.44 per diluted share
•Full year 2024 capital expenditures of approximately $750 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 28, 2024, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is the world's largest US headquartered OSAT (outsourced semiconductor assembly and test) service provider. Since its founding in 1968, Amkor has pioneered the outsourcing of IC packaging and test services and is a strategic manufacturing partner for the world's leading semiconductor companies, foundries, and electronics OEMs. Amkor provides turnkey manufacturing services for the communication, automotive and industrial, computing, and consumer industries, including but not limited to smartphones, electric vehicles, data centers, artificial intelligence and wearables. Amkor's operational base includes production facilities, research and development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the United States. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2024	Q2 2024	Q3 2023
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,568	$1,180	$1,452
Mainstream products (2)	294	281	370
Total net sales	$1,862	$1,461	$1,822

Packaging services	90%	88%	88%
Test services	10%	12%	12%

Net sales from top ten customers	74%	72%	72%

End Market Distribution Data:
Communications (smartphones, tablets)	52%	48%	55%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	16%	20%	19%
Computing (data center, infrastructure, PC/laptop, storage)	16%	20%	14%
Consumer (AR & gaming, connected home, home electronics, wearables)	16%	12%	12%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	58.4%	54.0%	56.8%
Labor	8.7%	10.4%	8.8%
Other manufacturing	18.3%	21.1%	18.9%
Gross margin	14.6%	14.5%	15.5%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q3 2024	Q2 2024	Q3 2023
EBITDA Data:
Net income	$123	$67	$133
Plus: Interest expense	16	16	13
Plus: Income tax expense	19	14	29
Plus: Depreciation & amortization	151	150	158
EBITDA	$309	$247	$333

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024*	2023	2024*	2023
Net sales	$1,861,589	$1,821,793	$4,688,574	$4,751,254
Cost of sales	1,589,105	1,539,040	4,002,072	4,087,210
Gross profit	272,484	282,753	686,502	664,044
Selling, general and administrative	80,753	73,020	262,379	216,551
Research and development	42,364	43,135	120,103	135,870
Total operating expenses	123,117	116,155	382,482	352,421
Operating income	149,367	166,598	304,020	311,623
Interest expense	15,622	13,001	47,866	43,522
Other (income) expense, net	(8,130)	(8,777)	(39,273)	(24,212)
Total other expense, net	7,492	4,224	8,593	19,310
Income before taxes	141,875	162,374	295,427	292,313
Income tax expense	19,185	28,923	45,693	49,194
Net income	122,690	133,451	249,734	243,119
Net income attributable to non-controlling interests	(121)	(837)	(1,371)	(868)
Net income attributable to Amkor	$122,569	$132,614	$248,363	$242,251

Net income attributable to Amkor per common share:
Basic	$0.50	$0.54	$1.01	$0.99
Diluted	$0.49	$0.54	$1.00	$0.98

Shares used in computing per common share amounts:
Basic	246,480	245,740	246,239	245,571
Diluted	247,922	247,129	247,798	247,080

*We periodically assess the estimated useful lives of our property, plant and equipment. Based on our assessment of test equipment and its increased interchangeability enabling broader and longer use, we extended the estimated useful lives of test equipment from five years to seven years as of January 1, 2024. As a result, depreciation expense was reduced by approximately $15 million and $45 million for the three and nine months ended September 30, 2024, respectively. This benefited net income by approximately $12 million and $37 million and diluted earnings per share by $0.04 and $0.15 for each period, respectively.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$959,140	$1,119,818
Short-term investments	512,333	474,869
Accounts receivable, net of allowances	1,351,817	1,149,493
Inventories	349,513	393,128
Other current assets	71,515	58,502
Total current assets	3,244,318	3,195,810
Property, plant and equipment, net	3,538,841	3,299,445
Operating lease right of use assets	114,104	117,006
Goodwill	19,643	20,003
Restricted cash	786	799
Other assets	111,394	138,062
Total assets	$7,029,086	$6,771,125
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$207,570	$131,624
Trade accounts payable	811,946	754,453
Capital expenditures payable	210,398	106,368
Short-term operating lease liability	27,657	33,616
Accrued expenses	315,260	358,414
Total current liabilities	1,572,831	1,384,475
Long-term debt	893,994	1,071,832
Pension and severance obligations	87,584	87,133
Long-term operating lease liabilities	62,279	56,837
Other non-current liabilities	215,144	175,813
Total liabilities	2,831,832	2,776,090

Stockholders’ equity:
Preferred stock	—	—
Common stock	293	292
Additional paid-in capital	2,028,024	2,008,170
Retained earnings	2,349,938	2,159,831
Accumulated other comprehensive income (loss)	10,248	16,350
Treasury stock	(224,882)	(222,335)
Total Amkor stockholders’ equity	4,163,621	3,962,308
Non-controlling interests in subsidiaries	33,633	32,727
Total equity	4,197,254	3,995,035
Total liabilities and equity	$7,029,086	$6,771,125

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$249,734	$243,119
Depreciation and amortization	445,470	472,396
Other operating activities and non-cash items	22,558	30,717
Changes in assets and liabilities	(166,502)	(50,045)
Net cash provided by operating activities	551,260	696,187
Cash flows from investing activities:
Payments for property, plant and equipment	(458,067)	(511,654)
Proceeds from sale of property, plant and equipment	5,097	1,580
Proceeds from foreign exchange forward contracts	32,185	31,038
Payments for foreign exchange forward contracts	(58,430)	(70,251)
Payments for short-term investments	(441,851)	(491,056)
Proceeds from sale of short-term investments	44,361	71,159
Proceeds from maturities of short-term investments	367,522	267,393
Other investing activities	7,431	4,894
Net cash used in investing activities	(501,752)	(696,897)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	370,000
Payments of revolving credit facilities	—	(370,000)
Proceeds from short-term debt	5,012	20,712
Payments of short-term debt	(9,731)	(14,632)
Proceeds from long-term debt	58,727	—
Payments of long-term debt	(147,603)	(104,952)
Payments of finance lease obligations	(56,359)	(48,409)
Payments of dividends	(58,196)	(55,328)
Other financing activities	819	(1,801)
Net cash used in financing activities	(207,331)	(204,410)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(2,868)	(17,603)
Net decrease in cash, cash equivalents and restricted cash	(160,691)	(222,723)
Cash, cash equivalents and restricted cash, beginning of period	1,120,617	962,406
Cash, cash equivalents and restricted cash, end of period	$959,926	$739,683

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•fluctuations in operating results and cash flows;
•our substantial indebtedness;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict;
•the effects of business, economic, political, legal and regulatory impacts or conflicts upon our global operations;
•fluctuations in interest rates and changes in credit risk;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries and contract manufacturers;
•difficulty funding our liquidity needs, including as a result of disruptions to the banking system and capital markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•maintaining an effective system of internal controls;
•the absence of backlog and the short-term nature of our customers’ commitments;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•the historical downward pressure on the prices of our packaging and test services;
•challenges with integrating diverse operations;

•fluctuations in our manufacturing yields;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•conditions to, and obligations related to, the receipt of government incentives;
•environmental, health and safety liabilities and expenditures;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•natural disasters and other calamities, political instability, hostilities or other disruptions;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•significant severance plan obligations associated with our manufacturing operations in Korea; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.